Exhibit 99.1

Hall of Fame Resort & Entertainment Company Regains Nasdaq Listing Compliance

CANTON, Ohio – Jan. 11, 2023 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment, and media company centered around the power of professional football, announces today that it has received written notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) informing the Company that it has regained compliance with Nasdaq’s minimum bid price listing requirement. The Company has satisfied the requirements for continued listing by complying with the minimum bid price requirement of $1.00 per share under Nasdaq Listing Rule 5550(a)(2). Accordingly, Nasdaq has advised that the matter is now closed.

“What we have been experiencing as a Company is no different than the rest of the world as it relates to the macro-economic environment. The global pandemic, supply chain issues, international conflicts and wars, are all factors that placed outside pressure on our stock price, much like they have on the rest of the stock market. The decision we made to complete our reverse stock split was made with our shareholders and the continued growth of our Company in mind”, shared HOFV President and CEO Michael Crawford. “We believe that decisive action and regaining compliance with Nasdaq listing rules aids in our ability to achieve several important corporate objectives, including the ability to amplify visibility of HOFV within the investment community as well as broaden our shareholder base to include investment firms that impose minimum price requirements in their funds.” Crawford went on to say, “Our unwavering commitment to our shareholders is to build a world-class sports and entertainment Company, and we continue to make strategic progress, building momentum across each of our business verticals, generating shareholder value and growth for the long-term.”

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About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFRECO.com

Forward Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “continued,” “enables,” “to achieve,” “to amplify” and “to include,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investors:
For Hall of Fame Resort & Entertainment Company
Media Inquiries: public.relations@hofreco.com